Exhibit 99.1

Cactus Announces Third Quarter 2025 Results

HOUSTON – October 29, 2025 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the third quarter of 2025.
Third Quarter Highlights
•Revenue of $264.0 million and operating income of $61.2 million;
•Net income of $50.2 million and diluted earnings per Class A share of $0.60;
•Adjusted net income(1) of $53.7 million and diluted earnings per share, as adjusted(1) of $0.67;
•Net income margin of 19.0% and adjusted net income margin(1) of 20.4%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $86.9 million and 32.9%, respectively;
•Cash flow from operations of $61.8 million;
•Cash and cash equivalents of $445.6 million, with no bank debt outstanding as of September 30, 2025; and
•In October 2025, the Board of Directors declared a quarterly cash dividend of $0.14 per Class A share.
Financial Summary

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
	(in thousands)
Revenues	$263,954	$273,575	$293,181
Operating income(3)	$61,234	$60,805	$76,792
Operating income margin	23.2%	22.2%	26.2%
Net income	$50,188	$49,047	$62,437
Net income margin	19.0%	17.9%	21.3%
Adjusted net income(1)	$53,719	$53,249	$63,479
Adjusted net income margin(1)	20.4%	19.5%	21.7%
Adjusted EBITDA(2)	$86,943	$86,677	$100,370
Adjusted EBITDA margin(2)	32.9%	31.7%	34.2%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP financial measures, including the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “I am proud of our performance in the third quarter, which was highlighted by stronger Pressure Control margins and higher Spoolable Technologies revenues and margins than anticipated. Pressure Control revenues declined in-line with expectations while margins improved due to our prompt action to right-size the organization for current activity levels. We also benefitted from lower legal expenses. Spoolable Technologies revenues benefitted from increased international sales.”
“We anticipate that the U.S. land rig count will be flat to slightly down in the fourth quarter of 2025. Notwithstanding lower seasonal activity late in the year, we expect Pressure Control revenues to be relatively flat in the fourth quarter. We expect our Spoolable Technologies segment to experience a typical seasonal decline late in the year.”

Mr. Bender concluded, “The third quarter demonstrated our focus on cost control and our deep relationships with our customer base. The market outlook and domestic activity levels remain tepid, and I am proud of our team's efforts through the year to retain industry-leading profitability in the face of the volatile tariff environment. Integration planning work regarding the acquisition of a 65% interest in Baker Hughes' Surface Pressure Control business is progressing well, and we now anticipate closing in early 2026.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other expenses.

Pressure Control

Third quarter 2025 Pressure Control revenue decreased $11.1 million, or 6.2%, sequentially, primarily due to lower sales of wellhead and production related equipment resulting from reduced activity levels in the quarter and lower rental revenues. Operating income increased $2.2 million, or 5.2%, sequentially, with margins increasing 290 basis points due to the implementation of cost reduction initiatives combined with reduced legal expenses. Adjusted Segment EBITDA increased $2.1 million, or 3.9%, sequentially, with Adjusted Segment EBITDA margins increasing 320 basis points.

Spoolable Technologies

Third quarter 2025 Spoolable Technologies revenues decreased $1.0 million, or 1.0%, sequentially, due to lower domestic activity levels, offset by strong international sales. Operating income decreased $2.2 million, or 8.0%, sequentially, on lower volume and higher input costs, while margins decreased 210 basis points. Adjusted Segment EBITDA was lower by $2.0 million, or 5.2%, sequentially, with Adjusted Segment EBITDA margins declining 160 basis points.

Corporate and Other Expenses

Third quarter 2025 Corporate and Other expenses declined $0.5 million sequentially, primarily due to lower transaction and integration expenses. Third quarter Corporate and Other expenses contained $3.2 million of transaction-related expenses related to the announced plan to acquire a majority interest in Baker Hughes' Surface Pressure Control business, $0.3 million lower than the second quarter.

Liquidity, Capital Expenditures and Other
As of September 30, 2025, the Company had $445.6 million of cash and cash equivalents, no bank debt outstanding, and $223.2 million of availability on our revolving credit facility. Operating cash flow was $61.8 million for the third quarter of 2025. During the third quarter, the Company made dividend payments and associated distributions of $11.2 million.

Net capital expenditures were $8.2 million during the third quarter of 2025, primarily due to upgrades within our Spoolable Technologies segment. For the full year 2025, the Company still expects net capital expenditures to be in the range of $40 to $45 million, inclusive of capital directed towards supply chain diversification efforts and further efficiency improvements in the Baytown manufacturing facility.

As of September 30, 2025, Cactus had 68,840,127 shares of Class A common stock outstanding (representing 86.2% of the total voting power) and 11,007,337 shares of Class B common stock outstanding (representing 13.8% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.14 per share of Class A common stock with payment to occur on December 18, 2025 to holders of record of Class A common stock at the close of business on December 1, 2025. A corresponding distribution of up to $0.14 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday October 30, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “outlook,” “will,” “hope,” “opportunity,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Revenues
Pressure Control	$168,714	$185,099	$538,763	$547,319
Spoolable Technologies	95,240	108,155	284,043	310,966
Corporate and other(1)	—	(73)	(4,958)	(592)
Total revenues	263,954	293,181	817,848	857,693

Operating income
Pressure Control	44,523	52,537	141,189	159,881
Spoolable Technologies	25,806	32,907	77,735	79,341
Total segment operating income	70,329	85,444	218,924	239,222
Corporate and other expenses	(9,095)	(8,652)	(28,273)	(20,061)
Total operating income	61,234	76,792	190,651	219,161

Interest income, net	2,977	2,062	7,820	4,156
Other income, net	221	—	221	—
Income before income taxes	64,432	78,854	198,692	223,317
Income tax expense	14,244	16,417	45,352	48,006
Net income	$50,188	$62,437	$153,340	$175,311
Less: net income attributable to non-controlling interest	8,564	12,510	27,164	36,591
Net income attributable to Cactus, Inc.	$41,624	$49,927	$126,176	$138,720

Earnings per Class A share - basic	$0.61	$0.75	$1.84	$2.10
Earnings per Class A share - diluted(2)	$0.60	$0.74	$1.83	$2.09

Weighted average shares outstanding - basic	68,681	66,563	68,465	66,030
Weighted average shares outstanding - diluted(2)	69,196	80,190	68,877	79,777

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three and nine months ended September 30, 2025, excludes 11.2 million and 11.3 million shares of Class B common stock, respectively, as the effect would be antidilutive. Dilution for the three and nine months ended September 30, 2024 includes an additional $12.9 million and $37.8 million, respectively of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26%, and 13.0 million and 13.5 million weighted average shares of Class B common stock, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2025	2024
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$445,614	$342,843
Accounts receivable, net	201,382	191,627
Inventories	271,278	226,796
Prepaid expenses and other current assets	10,438	13,422
Total current assets	928,712	774,688

Property and equipment, net	346,616	346,008
Operating lease right-of-use assets, net	20,870	24,094
Intangible assets, net	152,001	163,991
Goodwill	203,028	203,028
Deferred tax asset, net	199,223	219,003
Investment in unconsolidated affiliates	5,692	—
Other noncurrent assets	8,634	8,516
Total assets	$1,864,776	$1,739,328

Liabilities and Equity
Current liabilities
Accounts payable	$67,248	$72,001
Accrued expenses and other current liabilities	75,878	75,416
Current portion of liability related to tax receivable agreement	20,297	20,297
Finance lease obligations, current portion	7,394	7,024
Operating lease liabilities, current portion	5,052	4,086
Total current liabilities	175,869	178,824

Deferred tax liability, net	2,449	2,868
Liability related to tax receivable agreement, net of current portion	261,367	258,376
Finance lease obligations, net of current portion	10,329	10,528
Operating lease liabilities, net of current portion	16,875	20,078
Other noncurrent liabilities	4,475	4,475
Total liabilities	471,364	475,149

Equity	1,393,412	1,264,179
Total liabilities and equity	$1,864,776	$1,739,328

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$153,340	$175,311
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	47,752	45,124
Deferred financing cost amortization	839	840
Stock-based compensation	18,475	15,943
Provision for expected credit losses	874	378
Inventory obsolescence	2,439	2,738
Gain on disposal of assets	(2,101)	(824)
Deferred income taxes	22,678	12,606
Change in fair value of earn-out liability	—	16,318
Gain from revaluation of liability related to tax receivable agreement and other	(221)	—
Changes in operating assets and liabilities:
Accounts receivable	(9,463)	8,324
Inventories	(46,561)	(16,781)
Prepaid expenses and other assets	2,350	1,065
Accounts payable	(5,446)	2,871
Accrued expenses and other liabilities	1,193	32,050
Payments pursuant to tax receivable agreement	—	(15,277)
Payment of earn-out liability	—	(31,168)
Net cash provided by operating activities	186,148	249,518

Cash flows from investing activities
Investment in unconsolidated affiliate	(6,000)	—
Capital expenditures and other	(32,351)	(27,042)
Proceeds from sales of assets	3,626	2,991
Net cash used in investing activities	(34,725)	(24,051)

Cash flows from financing activities
Payment of contingent consideration	—	(5,960)
Payments on finance leases	(5,823)	(5,881)
Dividends paid to Class A common stock shareholders	(27,793)	(24,821)
Distributions to members	(10,303)	(10,444)
Repurchases of shares	(5,914)	(9,321)
Net cash used in financing activities	(49,833)	(56,427)
Effect of exchange rate changes on cash and cash equivalents	1,181	544
Net increase in cash and cash equivalents	102,771	169,584

Cash and cash equivalents
Beginning of period	342,843	133,792
End of period	$445,614	$303,376

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
	(in thousands, except per share data)
Net income	$50,188	$49,047	$62,437
Adjustments:
Severance expenses(1)	247	177	—
Gain from revaluation of liability related to tax receivable agreement and other(2)	(221)	—	—
Transaction related expenses(3)	3,170	3,502	2,793
Intangible amortization expense(4)	3,997	3,997	3,997
Remeasurement loss on earn-out liability(5)	—	—	138
Income tax expense differential(6)	(3,662)	(3,474)	(5,886)
Adjusted net income	$53,719	$53,249	$63,479

Diluted earnings per share, as adjusted	$0.67	$0.66	$0.79

Weighted average shares outstanding, as adjusted(7)	80,355	80,203	80,190

Revenue	$263,954	$273,575	$293,181
Net income margin	19.0%	17.9%	21.3%
Adjusted net income margin	20.4%	19.5%	21.7%

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the Tax Receivable Agreement ("TRA") liability and the tax indemnity receivable asset related to the FlexSteel acquisition.
(3)Reflects transaction fees and expenses recorded in connection with the announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.
(4)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(5)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(6)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 25% on income before income taxes for the three months ended September 30, 2025 and June 30, 2025, and 26.0% for the three months ended September 30, 2024.
(7)Reflects 68.7, 68.5, and 66.6 million weighted average shares of basic Class A common stock outstanding and 11.2, 11.3 and 13.0 million additional shares for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
	(in thousands)
Net income	$50,188	$49,047	$62,437	$153,340	$175,311
Interest income, net	(2,977)	(2,518)	(2,062)	(7,820)	(4,156)
Income tax expense	14,244	14,276	16,417	45,352	48,006
Depreciation and amortization	16,188	15,886	15,077	47,752	45,124
EBITDA	77,643	76,691	91,869	238,624	264,285
Gain from revaluation of liability related to tax receivable agreement and other(1)	(221)	—	—	(221)	—
Severance expenses(2)	247	177	—	424	—
Transaction related expenses(3)	3,170	3,502	2,793	10,159	2,793
Remeasurement loss on earn-out liability(4)	—	—	138	—	16,318
Stock-based compensation	6,104	6,307	5,570	18,475	15,943
Adjusted EBITDA	$86,943	$86,677	$100,370	$267,461	$299,339

Revenue	$263,954	$273,575	$293,181	$817,848	$857,693
Net income margin	19.0%	17.9%	21.3%	18.7%	20.4%
Adjusted EBITDA margin	32.9%	31.7%	34.2%	32.7%	34.9%
(1)    Represents non-cash adjustments for the revaluation of the TRA liability and the tax indemnity receivable asset related to the FlexSteel acquisition.
(2)Represents non-routine charges related to severance benefits.
(3)Reflects transaction fees and expenses recorded in connection with the announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.
(4)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
	(in thousands)
Pressure Control
Revenue	$168,714	$179,772	$185,099	$538,763	$547,319

Operating income	44,523	42,333	52,537	141,189	159,881
Depreciation and amortization expense	7,211	7,138	6,592	21,384	20,065
Severance expenses(1)	177	177	—	354	—
Stock-based compensation	3,264	3,432	2,837	10,078	7,963
Adjusted Segment EBITDA	$55,175	$53,080	$61,966	$173,005	$187,909
Operating income margin	26.4%	23.5%	28.4%	26.2%	29.2%
Adjusted Segment EBITDA margin	32.7%	29.5%	33.5%	32.1%	34.3%

Spoolable Technologies
Revenue	$95,240	$96,225	$108,155	$284,043	$310,966

Operating income	25,806	28,053	32,907	77,735	79,341
Depreciation and amortization expense	8,977	8,748	8,485	26,368	25,059
Severance expenses(1)	68	—	—	68	—
Stock-based compensation	1,128	1,146	1,015	3,283	3,089
Remeasurement loss on earn-out liability(2)	—	—	138	—	16,318
Adjusted Segment EBITDA	$35,979	$37,947	$42,545	$107,454	$123,807
Operating income margin	27.1%	29.2%	30.4%	27.4%	25.5%
Adjusted Segment EBITDA margin	37.8%	39.4%	39.3%	37.8%	39.8%

Corporate and Other
Revenue(3)	$—	$(2,422)	$(73)	$(4,958)	$(592)

Corporate and other expenses	(9,095)	(9,581)	(8,652)	(28,273)	(20,061)
Severance expenses(1)	2	—	—	2	—
Stock-based compensation	1,712	1,729	1,718	5,114	4,891
Transaction related expenses(4)	3,170	3,502	2,793	10,159	2,793
Adjusted Corporate EBITDA	$(4,211)	$(4,350)	$(4,141)	$(12,998)	$(12,377)

Total revenue	$263,954	$273,575	$293,181	$817,848	$857,693
Total operating income	$61,234	$60,805	$76,792	$190,651	$219,161
Total operating income margin	23.2%	22.2%	26.2%	23.3%	25.6%
Total Adjusted EBITDA	$86,943	$86,677	$100,370	$267,461	$299,339
Total Adjusted EBITDA margin	32.9%	31.7%	34.2%	32.7%	34.9%
(1)Represents non-routine charges related to severance benefits.
(2)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects transaction fees and expenses recorded in connection with the announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business and other growth initiatives.